WISDOMTREE BARCLAYS YIELD ENHANCED U.S. SHORT-TERM AGGREGATE BOND FUND


INVESTMENT ADVISORY AGREEMENT:

 Registrant incorporates by reference EX-99.(D)(4) of Form 485BPOS, dated and filed on May 11, 2017.
   (SEC Accession No. 0001193125-17-167090)


SUB-ADVISORY AGREEMENT:

Registrant incorporates by reference EX-99.(D)(11) of Form 485BPOS, dated and filed on May 11, 2017.
   (SEC Accession No. 0001193125-17-167090)


WAIVER AGREEMENT:

Registrant incorporates by reference EX-99.(D)(23) of Form 485BPOS, dated and filed on May 11, 2017.
   (SEC Accession No. 0001193125-17-167090)